Exhibit 99.2

Point.360 ADS Business

Balance Sheets

(unaudited)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net of allowances for doubtful accounts of $278,000 and $295,000, respectively	3,660,000	5,264,000
Inventories, net	169,000	210,000
Prepaid expenses and other current assets	21,000	37,000
Deferred income taxes	244,000	244,000
Total current assets	4,094,000	5,755,000
Property and equipment, net	1,048,000	1,289,000
Deferred income taxes	249,000	249,000
Deposit and other assets	209,000	209,000
Investment in and advances to New 360	20,745,000	13,975,000
Goodwill	23,696,000	22,220,000
Total assets	$50,041,000	$43,697,000
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,049,000	$1,214,000
Accrued wages and benefits	224,000	268,000
Other accrued expenses	514,000	228,000
Borrowings under revolving credit agreement	—	1,542,000
Current portion of borrowings under notes payable	132,000	106,000
Total current liabilities	1,919,000	3,359,000
Notes payable, less current portion	407,000	317,000
Total long-term liabilities	407,000	317,000
Total liabilities	2,326,000	3,676,000
Commitments and contingencies	—	—
Shareholders’ equity
Preferred stock—no par value; 5,000,000 shares authorized; none outstanding	—	—
Common stock—no par value; 50,000,000 shares authorized; 9,749,582 and 12,151,852 shares issued and outstanding, respectively	25,239,000	18,488,000
Additional paid-in capital	1,339,000	1,077,000
Retained earnings	21,137,000	20,456,000
Total shareholders’ equity	47,715,000	40,021,000
Total liabilities and shareholders’ equity	$50,041,000	$43,697,000

Point.360 ADS Business

Statements of Income

(unaudited)

	Six Months Ended June 30,
	2007	2006
Revenues	$9,650,000	$10,649,000
Cost of services sold	(5,741,000)	(6,705,000)
Gross profit	3,909,000	3,944,000
Selling, general and administrative expense	(4,194,000)	(4,802,000)
Allocation of corporate expenses to subsidiary	1,430,000	1,691,000
Operating income	1,145,000	833,000
Interest expense (net)	(20,000)	(93,000)
Income before income taxes	1,125,000	740,000
Provision for income taxes	(444,000)	(296,000)
Net income	$681,000	$444,000
Earnings per share:
Basic:
Net income	$0.06	$0.05
Weighted average number of shares	10,788,045	9,380,441
Diluted:
Net income	$0.06	$0.05
Weighted average number of shares including the dilutive effect of stock options	11,273,901	9,558,494

Point.360 ADS Business

Statements of Shareholders’ Equity

(in thousands except for share amounts)

			Additional
			Paid-in	Retained	Shareholders
	Shares	Amount	Capital	Earnings	Equity
Balance on December 31, 2006	9,749,582	$18,488	$1,077	$20,456	$40,021
Net income	—	—	—	681	681
Shares issued in connection with exercise of stock options	2,402,270	6,751			6,751
Incentive-based option expense	—	—	262	—	262
Balance on June 30, 2007	12,151,852	$25,239	$1,339	$21,137	$47,715

Point.360 ADS Business

Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$681,000	$444,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	419,000	444,000
Provision for doubtful accounts	27,000	54,000
Incentive-based option expense	262,000	37,000
Changes in operating assets and liabilities (net of acquisitions):
(Increase) decrease in accounts receivable	1,577,000	853,000
(Increase) decrease in inventories	41,000	5,000
(Increase) in prepaid expenses and other current assets	16,000	(392,000)
(Increase) decrease in other assets	—	(8,000)
(Decrease) increase in accounts payable	(165,000)	(355,000)
Increase (decrease) in accrued expenses	242,000	(39,000)
Net cash and cash equivalents provided by operating activities	3,100,000	1,006,000
Cash flows from investing activities:
Capital expenditures	(179,000)	(360,000)
Adjustments to, investment in, and advances to New 360	(6,770,000)	897,000
Net cash and cash equivalents used in investing activities	(6,949,000)	537,000
Cash flows from financing activities:
Change in revolving credit agreement	(1,542,000)	(1,229,000)
(Increase) in goodwill	(1,476,000)	—
Proceeds from exercise of stock options	6,751,000	80,000
Increase in (repayment of) notes payable	116,000	(401,000)
Repayment of capital lease obligations	—	(30,000)
Net cash and cash equivalents used in financing activities	3,849,000	(1,543,000)
Net increase in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of year	—	—
Cash and cash equivalents at end of year	$—	$—

Point.360 ADS Business

Notes to Financial Statements

(unaudited)

1.             BASIS OF PRESENTATION:

On April 13, 2007, Point.360’s Board of Directors preliminarily approved a plan to contribute the assets and liabilities related Point.360’s businesses other than the spot advertising distribution businesses to a wholly-owned subsidiary, New 360, and to subsequently distribute the common stock of New 360 of Point.360 shareholders on a share-for-sale basis to form an independent, publicly traded entity. The net assets contributed to New 360 are shown as Investment in New 360 in the accompanying Balance Sheets.

The accompanying Financial Statements include the accounts and transaction of Point.360 involved primarily in the duplication and distribution of advertising content (the “ADS Business”). The accompanying Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All intercompany balances and transactions have been eliminated in the Financial Statements.

The interim financial statements have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited condensed consolidated financial statements reflect all adjustments, which are, in the opinion of management, of a normal and recurring nature and necessary to fairly state Point.360’s ADS Business financial position, results of operations and cash flows for the periods presented. These financial statements of Point.360’s ADS Business should be read in conjunction with the financial statements and the notes thereto of Point.360’s ADS Business that are included in our Form S-4/A filed on July 11, 2007.

Point.360’s ADS Business combined results of operations, financial position and cash flows may not be indicative of its future performance and do not necessarily reflect what the combined results of operations, financial position and cash flows would have been had ADS Business operated as a separate, stand-alone entity during the periods presented, including changes in its operations and capitalization as a result of the separation of New 360 from Point.360.

Certain corporate and general and administrative expenses, including those related to executive management, tax, accounting, legal and treasury services, have been allocated to New 360 based on the ratio of New 360’s revenues to total Point.360 revenues. Additionally, certain balance sheet amounts have been allocated to New 360 based on the ration of New 360’s working capital, net fixed assets and other factors at each year end. Management believes such allocations are reasonable. However, the associated expenses recorded by ADS Business in the accompanying Statements of Income may not be indicative of the actual expenses that would have been incurred had ADS Business been operating without Subsidiary for the periods presented. Following the separation of New 360 from Point.360, ADS Business will perform these functions using other internal resources or purchased services.

SG&A expense net of expenses allocated to New 360, were $2.8 million (29% of sales) in the first six months of 2007 as compared to $3.1 million (29% of sales) in the first six months of 2006.

Business Description

ADS Business provides worldwide electronic and physical distribution of audio and video of advertising content using fiber optics, satellite, Internet and air and ground transportation. ADS Business delivers commercials by both physical and electronic means to thousands of broadcast outlets worldwide. ADS Business’ interconnected facilities provide service coverage to all major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

New Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48. Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” Interpretation No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FASB Interpretation No. 48 became effective for Point.360’s ADS Business as of January 1, 2007, and did not have a material impact its financial statements.